                                                                 EXHIBIT 10.6(a)

                          PUERTO RICO TELEPHONE COMPANY
                            CONTRATO DE DSITRIBUIDOR

   En Guaynabo, Puerto Rico, 19 de diciembre de 1995

                                  COMPARACEN

   PUERTO RICO TELELPHONE COMPANY, una corporacion organizada bajo las leyes del Estatdo de Delaware y autorizada para operar en el Estado Libre Asociado de Puerto Rico, representada en este acto por El Sr. Efren Perez Quinones, Vicepresidente de Celulares/Beepers Telefonicas (de ahora en adelante "PRTC"), y CORTELCO representada en este acto por Edwin Colberg, VP y Gerente General, (de ahora en adelante "DISTRIBUIDOR")

   POR CUANTO, PRTC opera en la actualidad el Servicio Radio Celular (SRC);

   POR CUANTO, el DISTRIBUIDOR desea obtener Suscriptores para el SRC mediante este acuerdo;

   POR CUANTO, PRTC desea autorizar al DISTRIBUIDOR para que consiga, en representacion de PRTC, Suscriptores para el SRC;

   POR TANTO, en vista de los acuerdos que se incluyen, las partes estipulan lo siguiente:

ARTICULO 1. DEFINICIONES

   SERVICIO RADIO CELULAR (SRC) o SERVICIO PUBLICO DE TELEFONO CELULAR
DOMESTICO: Un servicio de comunicacion con licencia de las Comision Federal de Comunicaciones (CFC), que utiliza tecnologia radio celular en la provision de servicio de telecomunicacion celular a suscriptores moviles y a la red telefonica publica. (Abreviado "SPTCD" y conocido en ocasiones por "Servicio Celular").

         EQUIPO: Estacion movil y portatil utilizada por el suscriptor en conjunto con el servicio radio celular.

         MARCAS: Nombres o marcas comerciales, insignias, simbolos o disenos decorativos propiedad de PRTC o bajo licencias o sublicencias de PRTC para utilizarse en cnjunto con el servicio radio celular.

         SUSCRIPTOR: Cliente potencial o actual quien es el usuario terminal del servicio radio celular provisto por PRTC.

         PERIODO DE TRABAJO: Ciclo contable establecido que consta de treinta
(30) dias calendario partir a de la fecha de otorgamiento de este acuerdo y subsiguientemente. El mismo servira para fijar el comienzo del periodo de contabilidad de suscpriptores registrados y se usara para propositos de compensacion.

ARTICULO 2. NOMBRAMIENTO

   Mediante este acuerdo PRTC autoriza al DISTRIBUIDOR para ofrecer al publico el SRC como distribuidor de PRTC. Como tal, el DISTRIBUIDOR estara autorizado a conseguir suscriptores para el SRC y referir a tales Suscriptores a PRTC o sus revendedores autorizados. El DISTRIBUIDOR no se considerara como empleado o agente de PRTC, o de cualquier empresa afiliada a esta, sino que sera un contratista independiente en todo momento. El DISTRIBUIDOR acuerda referir a los elentes unicamente al SRC de PRTC durante el termino de este Contrato.

   PRTC asignara numeros con prontitud a las ordenes sometidas por el DISTRIBUIDOR, sujeto a la disponsibilidad y a cualquier restriccion legal o reglamentaria. La asignacion y/o activacion sera llevada a cabo por PRTC solamente durante su horario regular de trabajo, de lunes a sabado, excepto los dias feriados.

ARTICULO 3. TERMINO Y TERMINACION DEL CONTRATO

   Este contrato sera efectivo por un termino inicial de un ano, comenzando en la fecha de otorgamiento por ambas partes y continuara vigente subiguientemente de ano en ano, a menos que y hasta tanto sea terminado por cualquiera de las partes en cualquier momento mediante aviso escrito a la otra con por lo menos de treinta (30) dias de anticipacion. PRTC podra dar por terminado prospectivamente el contrato si el DISTRIBUIDOR activa menos de 96 suscriptores al SRC durante cada termino de vigencia de un ano. PRTC se reserva el derecho de modificar mediante notificacion escrita previa de treinta dias, la cantidad de activaciones minimas requeridas para renovaciones prospectivas del contrato. La terminacion se aplicara prospectivamente y no conllevara la cancelacion de cualquier orden emitida antes de la fecha de terminacion o que estuviera pendiente de completarse pervio a la misma.

ARTICULO 4. PROCEDIMIENTOS RELACIONADOS CON LA VENTA DE SRC

   El DISTRIBUIDOR acuerda que conseguira Susciptores para el SRC a las tarifas y bajo los terminos y condiciones especificados por PRTC. El DISTRIBUIDOR usara las ordenes de servicio que utilice PRTC y cualquier otro formulario que sea necesario para proveer el SRC a cada suscriptor. Estas ordenes de servicio deberan estar firmadas por cada Suscriptor para que puedan ser aceptadas por PRTC.

   Sujeto a las leyes y reglamentos aplicables PRTC tiene derecho a rechazar a cualquier suscriptor si este no cumple con las normas de credito aplicables. El DISTRIBUIDOR acuerda que cumplira con todos los procedimientos razonables de verificacion de credito establecidos por PRTC para aceptar al suscriptor.

   Cuando el DISTRIBUIDOR obtenga una suscripcion al SRC, el suscriptor se convertira en cliente de PRTC para el SRC, y PRTC facturara directamente a dicho suscriptor. PRTC sera responsable de cobrar al suscriptor todos los cargos del SRC.

   Sujeto a la aprobacion reglamentaria que se requiera, PRTC determinara y periodicamente modificara las tarifas para el SRC y notificara al DISTRIBUIDOR de cada modificacion tan pronto como sea posible. La modificacion de tarifas puede aplicar a Suscriptores existentes y futuros.

ARTICULO 5. TERMINOS DE COMPENSACION Y PAGO

         A. Para que el DISTRIBUIDOR tenga derecho a recibir el pago de comision segun se especifica en la clausula 5(c) subsiguiente, referido por el DISTRIBUIDOR, el subscriptor debera permanecer en servicio al menos ciento cincuenta (150) dias calendrio consecutivos desde la fecha de su activacion. PRTC notificara la fecha de activacion al DISTRIBUIDOR dentro de 15 dias de recibir la Orden de Servicio. Del suscriptor no permanecer como cliente de PRTC durante el periodo minimo de cento cincuenta (150) dias, entonces PRTC podria hacer un cargo revertido ("charge back") en la proxima factura del DISTRIBUIDOR para descontar del pago de comisiones una cantidad igual a la pagada en el caso del suscriptor que no permanecio como cliente durante el periodo minimo.

   PRTC pagara al distribuidor una comision por cada suscriptor referido, segun se especifica en el Exhibit A, la cual sera pagadera una sola vez por cada referido.

         B. Durante los primeros cinco (5) dias del periodo de trabajo corriente el DISTRIBUIDOR debera enviar a PRTC su factura por las comisiones devengadas durante el periodo de trabajo immediatamente anterior. La factura debera incluir el nombre de suscriptor, numero de orden de servicio, unero telefonico asignado
y fecha de activacion. Con cada factura de DISTRIBUIDOR debera acompanar los originales de los contratos de servicio celular para cada un de los nuevos suscriptores por las cuales esta reclamando el pago de comisiones asi como los debidos depositos si estos han sido requeridos.
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         C. PRTC debera pagar la comision al DISTRIBUIDOR dentro de los proximos treinta (30) dias siguientes al recibo de la factura.

ARTICULO 6. DEPOSITOS Y PAGO POR ADELANTADO

   Para salvaguardar sus intereses, PRTC podra requerir a un solicitante o DISTRIBUIDOR efectuar un deposito adecuado para retenedo como garantia de pago, y/o requerir un pago adelantado y/o un "Financial Guarantee Bond" por la suma de $5,000. Los depositos se regiran por el Reglamento Tarifario de PRTC, incluyendo el tipo prevalenciente para el pago de intereses.

   En caso de que el Fiador pudiera cancelar la fianza o fianzas mencionadas anterioramente mediante comunicacion escrita, PRTC debera recibir dicha notificacion bajo los mismos terminos que el DISTRIBUIDOR.

   Los depositos del suscriptor requeridos por PRTC y recibidos por el DISTRIBUIDOR seran entregados a PRTC a la mano, con la orden de servicio. PRTC solamente recibira depositos individuales por cada suscriptor, pagadero o a la orden de PRTC, por cheque, giro o en efectivo.

ARTICULO 7. UTILIZACION DE MARCAS

   El DISTRIBUIDOR no aparentara o hara entender directa o indirectamente, sin autorizacion de PRTC, que es auspiciado, autorizado, endosado, afiliado o un agente de PRTC o cualquier afiliada o sucesora, incluyendo pero no limitado a la utilizacion del nombre "PUERTO RICO TELEPHONE COMPANY", o de cualquier afiliada,
o cualquier imitacion de color utilizado en o como parte de cualquier nombre de compana o mara o en cualquier otra forma enganosa o confusa sin el consentimiento escrito de PRTC. Sin embargo, el DISTRIBUIDOR expresamente se obliga a identificar toda unidad de equipo terminal que distribuya con el logo de PRTC, el cual le sera provisto por esta libre de costo.

ARTICULO 8. PROVISION DE LA UNIDAD RADIO MOVIL

         A. PRTC no sera responsable por la instalacion, calidad de transmision
o mantenimiento de la unidad radio movil de cualquier DISTRIBUIDOR.

         B. Las caracteristicas operativas de dicho equipo seran tales que no interfieran con el servicio ofrecido por PRTC.


ARTICULO 9. REGLAS Y PRECEDIMIENTOS

   El DISTRIBUIDOR se obliga cumplir, segun aplique, con todos los reglamentos pertinentes de la CFC, todas las tarifas, reglamentos gubernamentales y procedimientos existentes relacionados con la venta de SRC. Dichas tarifas, reglamentos y procedimientos se incorporan por referencia en ese Acuerdo como si fueran parte del mismo.

   La aceptacion de un Suscriptor potencial para propositos de compensacion dependera de:

         A. El completar apropiadamente todos los documentos requeridos por PRTC.

         B.       La aprobacion del analisis de credito del cliente.

         C. El recibo y aprobacion de cualquier deposito o efectivo por adelantado requerido por PRTC.

ARTICULO 10. TERMINACION DEL ACUERDO POR JUSTA CAUSA

   Cualquiera de las partes tendra el derecho de terminar este Acuerdo por justa causa y efectivo luego que se le notifique sobre la terminacion a la otra parte, si dicha otra parte (1) ha hecho cualquier falso representacion u omision en su negociacion para establecer este Acuerdo; (2) traspasa este Acuerdo sin
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autorizacion; (3) recibe una notificacion de violacion de los terminos o condiciones de este contrato o de cualquier licencia o permiso requerido a dicha otra parte o sus empleados en el manejo de su negocio de SRC y no logra corregir dicha violacion dentro del termino que especifique dicha notificacion o dentor de treinta (30) dias luego de recibo de dicha notificacion, el que expire primero.

ARTICULO 11. LEY QUE GOBIERNA

   Este Acuerdo ha sido formalizado y debera ser interpretado de confirmidad con la leyes Estado Libre Asociado de Puerto Rico.

   Cada parte acuerda defender, indemnizar y salvaguardar a la otra y a sus sucesores en derecho, empleados y agentes y sus herederos, y los distribuidores legales por cualquier y toda reclamacion o demanda, incluyendo el pago de costas, gastos y una suma razonable en concepto ed honorarios de abogados en que una parte tenga que incurrir para defenderse de reclamaciones por danos corporales o a la propriedad ocasionados por actos u omisiones negligentes o culposos de la otra parte, sus agentes, subcontratistas o empleados.

   Las provisiones para indemnizacion en este Acuerdo de ninguna manera substituyen los seguros requeridos en el Acuerdo, y no tienen el fin de funcionar como si fueran seguros.

ARTICULO 12. SEGUROS

Durante el termino de este contrato el DISTRIBUIDOR debera estar asegurado, por su propia cuenta y cargo, con ona poliza seguro de responsabilidad general para cubrir reclamaciones por danos fisicos y personales, muerte y danos a la propiedad por eventos relacionados con la operacion de su negocio de distribucion del SRC. PRTC debera estar includio como asegurado adicional en cada poliza, la cual debera estar suscrita por una compania de seguros autorizada a hacer negocios en el Estado Libre Asociado de Puerto Rico por un monto minimo de cubierta agregada de $300,000 por ocurrencia por danos fisicos y de lesiones personales y muerte asi como $300,000 por ocurrencia por danos a la propriedad. Cada una del las polizas de seguro debera proveer no menos de treinta (30) dias de aviso previo a todos los asegurados para cualquier modificacion cancelacion o no renovacion y convenio de relevo de responsibilidad ("hold harmless agreement") emtida por la Compania de Seguro del DISTRIBUIDOR. PRTC podra requerir as DISTRIBUIDOR, previo aviso de noventa (90) dias, que aumente las cantidades de cubierta de cualquier poliza para reflejar factores de inflacion, adjudicaciones altas de danos o factores comparables que hagan insuficientes los limites de cubiertas por la responsabilidad del DISTRIBUIDOR a terceros y a PRTC. El DISTRIBUIDOR debera proveer prueba satsifactoria a PRTC de la vigencia de las cubeirtas requeridas. PRTC requiere polizas de seguro de automovil don cubiertas $100,000/$300,000 por danos fisicos y $100,000 por danos a la propriedad.

ARTICULO 13. RESPONSABILIDAD E INDEMNIZACION

   Ni PRTC ni el DISTRIBUIDOR estan obligados a responsabilizarse por cualesquiera acuerdos o representaciones hechas por la otra parte que no hayan sido autorizadas expresamente mediante este contrato. Las partes estaran obligadas a satisfacer cualquier dano a la persona o la propriedad causado directa o indirectamente por la operaion de la otra, conforme lo dispone el derecho vigente, incluyendo la nivelacion entre las partes, de acuerdo a la responsabilidad adjudicada por un Tribunal de Justicia.

Cada parte indemnizara y defendara a la otra cualquier reclamacion, demanda, pago, accion y sentencia relacionada con la operacion del negocio de cada una, que pudiera surgir como resultado de actos u omisiones negligentes o voluntarios de la parte indemnizadora. Cada parta tendra el derecho a defenderse en tado accion en que se le nobmre como demandada, a su propio costo y gasto sin menoscabo de los derechos reconocidos en el Articulo 11 precedente. Esta indemnizacion continuara en toda fuerza y vigor no empece la expiracion o terminacion de este contrato.

ARTICULO 14. TERMINO
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   Este Acuerdo sera efectivo cuando sea firmado por el DISTRIBUIDOR y subsecuentemente aceptado por escrito por PRTC y continuara en efecto por el periodo establecido en el Articulo 3 o hasta su termino segun se indica en el Articulo 10 de este Acuerdo.

ARTICULO 15. NOTIFICACIONES

   Para propositos de este Acuerdo, las notificaciones que se requieran seran enviadas a:

         PARA PRTC:

                          PUERTO RICO TELEPHONE COMPANY
                        DEPARTAMENTO DE VENTAS CELULARES
                                  PO BOX 360998
                         SAN JUAN PUERTO RICO 00936-998


         PARA EL DISTRIBUIDOR:

                           CORTELCO PUERTO RICO, INC.
                                  PO BOX 363665
                        SAN JUAN, PUERTO RICO 00936-3665

O a la direccion que PRTC o el DISTRIBUIDOR o ambos provean subsiguientemente por escrito.

ARTICULO 16. ASIGNACION

   Este Acuerdo no sera asignado por PRTC o el DISTRIBUIDOR sin el consentimiento previo por escrito de la otra parte.

ARTICULO 17. CONTRIBUCIONES

   Conforme a la Orden Ejecutiva del 18 de junio de 1991 emitada por el gobernador del Estado Libre Asociado de Puerto Rico, Boletin Administrativo Num. O.E.-1991-24, el suscribiente certifica la siguiente informacion como requisito para la contratacion de sus servicios.

   Certifica y garantiza que el momento de suscribir este contrato ha rendido su planilla contributiva durante los cinco (5) anos previos a este contrato y no adeuda contribuciones al Estado Libre Asociado de Puerto Rico o que de deber contribuciones esta acogido a un plan de pago, y esta cumpliendo con sus terminos y condiciones.

   Ademas, la parte contratada certifica y garantiza que al momento de suscribirse este contrato ha pagado las contribuciones de seguro por desempleo, de incapacidad temporal y de seguro social para choferes (la que aplique), o se encuentra acogida a un plan de pago, con cuyos terminos y condiciones esta cumpliendo.

   Expresamente reconoce que la condicion anteriormente expresada es esencial para la vigencia de este contrato y que de no ser correcta la certficacion en todo o en parte, ello sera causa suficiente para que la Puerto Rico Telephone Company pueda dejar sin efecto el mismo y tendra que reintegrar toda suma de dinero recibida bajo este contrato. Se compromete, ademas, a requerir a los subcontratistas que utilizara a que provean y certifiquen la informacion requerida en este documento y a notificar a la Puerto Rico Telephone Company sobre este particular.

   POR TODO LO CUAL, las partes han acordado que este Contrato sea otorgado por sus representates autorizados.


PUERTO RICO TELEPHONE COMPANY               DISTRIBUTOR
POR:  /s/ Efren Perez Quinones              /s/ Edwin Colberg
TITULO: Efren Perez Quinones                Vicepresidente & Gerente General
FECHA: 12/19/95                             Num. Seg. Patronal 066-023-7596

                                                                     EXHIBIT "A"

                             ACUERDO DE DISTRIBUIDOR
                          PUERTO RICO TELEPHONE COMPANY
                        DEPARTMENTO DE SERVICIOS MOVILES

ITINERARIO DE COMISIONES DE DISTRIBUIDOR

Numero de Suscriptores                                     Numero de Celular
----------------------                                     -----------------
1-25                                                          $200.00 c/u
26-49                                                         $250.00 c/u
50-99                                                         $275.00 c/u
100-149                                                       $300.00 c/u
150+                                                          $325.00 c/u

NOTAS:

         1        Efectivo el 1 de noviembre de 1995 (Tarifas Nuevas)

         2 Las comisiones anteriores son basadas en periodos de 30 dias calendario segun se especifica en el Articulo 1, DEFICIONES de este contrato. Las suscripciones sometidas en un periodo de trabajo dado no seran validas para propositos de compensacion en periodos de trabajo subsiguientes.

         3        La compensacion se pagara segun el Articulo 5 de este acuerdo.
                  Los Distribuidores deberan proveerle a PRTC el numero serie del transreceptor y el numero de serie electronico. En casa de que la informacion del suscriptor provista por el Distribuidor sea incorrecta y/o incompatible, anulara la capacidad de PRTC de activarlo en el sistema celular.

         4        PRTC pagara las comisiones segun se describe en la escala.
                  Cada vez, que el Distribuidor alcance una nueva escala su comision se incrementara para los clientes nuevos que logre activar sobre la base ya establecida de suscriptores. Los primeros 25 se pagarin a $200.00 c/u, de 26 @ 49 se pagaran a $250.00 c/u, de 50 @ 99 se pagaran a $275.00 c/u, de 100 @ 149 se pagaran a $300.00 c/u y de 150 suscriptores en adelante se pagaran a $325.00 en cualquier periodo de treinta (30) dias, segun descrito en el Articulo 1.

                              NEW COMPENSATION PLAN
                               ECONOMIC INCENTIVES

                NON-EXCLUSIVE AUTHORIZED DEALER COMMISSION SCALE

RATE PLAN                                   COMMISSION
$39.99 or Lower                               $160.00
$40.00-$59.99                                 $185.00
$69-$99.99                                    $285.00
$100.00 or higher                             $300.00

                            EXCLUSIVE & NON-EXCLUSIVE
                                 POSTPAID BONUS

       EXCLUSIVE                                 NON-EXCLUSIVE
       ---------                                 -------------
ADDS              BONUS                     ADDS              BONUS
----              -----                     ----              -----
10-30             $5                        10-50             $5
31-80             $10                       51-100            $10
81-125            $15                       101-175           $15
126-200           $20                       176-400           $20
201+              $25                       401+              $25

                           DIGITAL EQUIPMENT UPGRADES

-        Requires a one year contract extension

-        Commission: $215.00






                 Celulares Telefonica - Proprietary Information